Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2024, with respect to the consolidated financial statements included in the Annual Report of Quantum Corporation on Form 10-K for the year ended March 31, 2024. We consent to the incorporation by reference of said report in the Registration Statements of Quantum Corporation on Forms S-8 (Nos. 333-184854, 333-200052, 333-218576, 333-221476, 333-234046, 333-236270, 333-252601, 333-259902 and 333-269445).

/s/ Grant Thornton LLP
Bellevue, Washington

June 28, 2024